                               AMENDMENT TO THE
                    THOMAS K. GRUNDMAN EMPLOYMENT AGREEMENT

        THIS AGREEMENT entered into as of July 1, 2000, is an amendment of that certain employment agreement dated August 5, 1999, by and between THOMAS
K. GRUNDMAN (the "Executive"), and KEY ENERGY SERVICES, INC., a Maryland corporation with its principal offices at Two Tower Center, Twentieth Floor, East Brunswick, New Jersey 08816 (the "Company") (the "Employment Agreement").

        WHEREAS, pursuant to Section 4(a) of the Employment Agreement, the Company agreed to provide the Executive at the Company's expense, such fringe benefits, including without limitation group medical and dental, life, executive life, accident and disability insurance and retirement plans and supplemental and excess retirement benefits, as the Company may provide from time to time for its senior management, but in any case, at least the benefits described on EXHIBIT A thereto, and the Executive and the Company desire to amend such EXHIBIT A.

        NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

        1. Insurance Benefits. EXHIBIT A to the Employment Agreement is hereby amended to include the benefits set forth on EXHIBIT A-1 attached hereto, and EXHIBIT A-1 is hereby incorporated into the Employment Agreement and supersedes EXHIBIT A effective as of the date first written above. The remaining provisions of the Employment Agreement shall remain unchanged.

        2. Counterparts.

        This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

        3. Agreement Complete; Amendments.

        Effective as of the date first written above, this Agreement, EXHIBIT A-1 hereto, the Employment Agreement, together with the Exhibits to the Employment Agreements (other than Exhibit A), constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by both of the parties hereto.

        4. Governing Law.

        This Agreement will be governed and construed in accordance with the law of New Jersey applicable to agreements made and to be performed entirely within such state, without giving effect to the conflicts of laws principles thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        KEY ENERGY SERVICES, INC.


                                        By: /s/ Francis D. John
                                        ______________________________
                                                Francis D. John
                                        President and Chief Executive Officer


/s/ Thomas K. Grundman
__________________________
  THOMAS K. GRUNDMAN

                                 EXHIBIT A-1
                           Company Paid Coverages

1. Life Insurance. $2,000,000 (with a physical exam), payable to beneficiary designated by the Executive.

2. Long Term Disability Insurance. Salary continuation benefit for total disability. Benefit commences with ninetieth day of disability and continues to a maximum of age sixty-five. Annual maximum benefit shall be 60% of the Base Salary.

4. Medical and Dental Plan. Comprehensive medical and dental plans, consistent with that available to the Company's senior management, pursuant to which all medical and dental expenses incurred by the Executive, his spouse and his children will be reimbursed by the Company, through insurance or, in the absence of insurance, directly by the Company, so that the Executive has no out-of-pocket cost with respect to such expenses.

5.  Director and Officer Liability Insurance.

6. Voluntary annual physicals at the Executive's option, with a report by the examining physician to the Board regarding the Executive's ability to perform job related functions.


                                        -3-